                                                                     EXHIBIT 5.1

                                                                PERKINS COIE LLP

                                                                1620 26TH STREET
                                                        SIXTH FLOOR, SOUTH TOWER
                                                     SANTA MONICA, CA 90404-4013
                                                             PHONE: 310 788-9900
                                                               FAX: 310 788-3399
                                                             www.perkinscoie.com

June 23, 2004

The Gymboree Corporation
700 Airport Boulevard
Burlingame, California 94010-1912

Re: Registration Statement on Form S-8 of Shares of Common Stock, par value $0.001 per share, of The Gymboree Corporation

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 1,926,352 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), which may be issued pursuant to The Gymboree Corporation 2004 Equity Stock Incentive Plan (the "Plan").

We have examined the Registration Statement and such documents and records of The Gymboree Corporation as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan as original issuance shares have been duly authorized and that, upon the due execution by The Gymboree Corporation of any certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof, and the receipt of consideration therefor, by The Gymboree Corporation in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP